                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        CENTURY BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        CENTURY BUSINESS SERVICES, INC.
                    6050 OAK TREE BOULEVARD SOUTH, SUITE 500
                              CLEVELAND, OH 44131

                                 April 8, 2005

Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Century Business Services, Inc., which will be held on Thursday, May 12, 2005, at 11:00 a.m. EDT, at Park Center Plaza II located at 6150 Oak Tree Boulevard South, Lower Level, Cleveland, Ohio 44131.

     The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

     If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

     We appreciate your confidence in Century Business Services, Inc. and look forward to the chance to visit with you at the meeting.

                                          Very truly yours,

                                          CENTURY BUSINESS SERVICES, INC.

                                          /s/ Steven L. Gerard

                                          Steven L. Gerard, Chairman of the
                                          Board

                        CENTURY BUSINESS SERVICES, INC.
                    6050 OAK TREE BOULEVARD SOUTH, SUITE 500
                             CLEVELAND, OHIO 44131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 2005

TO THE STOCKHOLDERS OF CENTURY BUSINESS SERVICES, INC.:

     The Annual Meeting of Stockholders of Century Business Services, Inc. will be held on May 12, 2005, at 11:00 a.m. EDT, at Park Center Plaza II located at 6150 Oak Tree Boulevard South, Lower Level, Cleveland, Ohio 44131, for the following purposes:

     1. To elect three (3) of a class of three (3) Directors to the Board of Directors of Century with terms expiring at the Annual Meeting in 2008;

     2. To change the corporate name from Century Business Services, Inc. to CBIZ, Inc.; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on March 25, 2005 will be entitled to vote at the meeting. This notice and proxy statement, a proxy and voting instruction card, and the 2004 Annual Report are being distributed on or about April 8, 2005.

     You are cordially invited to attend the Annual Meeting. Your vote is important. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Michael W. Gleespen

                                          Michael W. Gleespen, Corporate
                                          Secretary

Cleveland, Ohio
April 8, 2005

                    PLEASE SIGN AND DATE THE ENCLOSED PROXY
                  AND RETURN IT IN THE ACCOMPANYING ENVELOPE,
              OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Voting Rights and Solicitation..............................     3
Proposal No. 1 -- Election of Directors.....................     4
Proposal No. 2 -- Name Change and Amendment to Certificate
  of Incorporation .........................................     6
Security Ownership of Certain Beneficial Owners and
  Management................................................     7
Report of the Compensation Committee on Executive
  Compensation..............................................    11
Report of the Audit Committee...............................    12
Executive Compensation......................................    15
Certain Relationships and Related Transactions..............    17
Stockholder Return Performance Presentation.................    19
Section 16(a) Beneficial Ownership Reporting Compliance.....    19
Stockholder Proposals.......................................    20
Expenses of Solicitation....................................    20
Other Matters...............................................    21

                        CENTURY BUSINESS SERVICES, INC.

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                             ----------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Century Business Services, Inc. ("Century," "CBIZ" or "the Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 12, 2005, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The mailing of this proxy statement and accompanying form of proxy to stockholders will commence on or about March 25, 2005.

                         VOTING RIGHTS AND SOLICITATION

     Shares represented by properly executed proxies received on behalf of Century will be voted at the meeting in the manner specified therein. If no instructions are specified in a proxy returned to Century, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed proxy, and in favor of the change of the Company's name from Century Business Services, Inc. to CBIZ, Inc. Any proxy may be revoked by the person giving it at any time prior to being voted by attendance at the meeting or submitting a subsequently signed and dated proxy.

     Mr. Rick L. Burdick and Mr. Harve A. Ferrill are designated as proxy holders in the proxy card. They will vote for the election as directors of Messrs. Joseph S. DiMartino, Richard C. Rochon, and Donald V. Weir, who have been nominated by the Board of Directors; and for the change of the corporate name from Century Business Services, Inc. to CBIZ, Inc. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters to be presented at the meeting.

     The Board of Directors established March 25, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, Century had 75,924,991 shares of voting common stock issued and outstanding. The common stock is the only class of capital stock Century has outstanding. Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders. Broker non-votes, on the other hand, are not counted for purposes of determining whether a proposal has been approved. The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for the election of directors and for approval of the certificate of amendment of the Company's amended and restated certificate of incorporation changing the Company's name to CBIZ, Inc.

                             ELECTION OF DIRECTORS
                     PROPOSAL NO. 1 (ITEM 1 ON PROXY CARD)

     Century's Certificate of Incorporation divides the Board of Directors into three classes of directors, with one class to be elected for a three-year term at each annual meeting of stockholders. The Board of Directors currently consists of eight members, with three members' terms expiring at this Annual Meeting. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2008, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of another person as may be nominated by the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors, upon nomination by the Nominating and Governance Committee, recommends a vote FOR the election of the nominees for election as directors listed below.

                        DIRECTORS STANDING FOR ELECTION

                                                                            EXPIRATION OF
                                                                              PROPOSED
                            NAME                              AGE   SINCE       TERM
                            ----                              ---   -----   -------------
Joseph S. DiMartino.........................................  61    1997        2008
Richard C. Rochon...........................................  47    1996        2008
Donald V. Weir..............................................  63    2003        2008

                         DIRECTORS WHOSE TERMS CONTINUE

                                                                            EXPIRATION OF
                                                                               CURRENT
                            NAME                              AGE   SINCE       TERM
                            ----                              ---   -----   -------------
Harve A. Ferrill............................................  72    1996        2006
Gary W. DeGroote............................................  49    2002        2006
Todd J. Slotkin.............................................  52    2003        2006
Rick L. Burdick.............................................  53    1997        2007
Steven L. Gerard............................................  59    2000        2007

     Set forth below is biographical information for the individuals nominated to serve as directors and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR DIRECTORS

     Joseph S. DiMartino has served as a Director of CBIZ since November 1997, when he was elected as an independent director. Mr. DiMartino has been Chairman of the Board of the Dreyfus Family of Funds since January 1995. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994 and also served as a director of Mellon Bank Corporation. Mr. DiMartino also serves on the Board of Directors of LEVCOR International, Inc. (formerly Carlyle Industries, Inc.), The Newark Group, and the Muscular Dystrophy Association.

     Richard C. Rochon has served as a Director of CBIZ since October 1996, when he was elected as an independent director. Mr. Rochon is Chairman and Chief Executive Officer of Royal Palm Capital Partners, a private investment and management firm. Mr. Rochon serves as a director with Bancshares of Florida
(BOFL), a Florida Banking Corporation. He is also a director of Devcon International (DEVC), a materials and aggregates and electronic securities company. Mr. Rochon is Chairman of the Board of Sunair, Inc. (SNR), a specialty radio communications and pest control company. From 1985 to February 2002, Mr. Rochon served in various capacities with, and most recently as, President of Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga. Mr. Rochon was a former director of Boca Resorts, Inc. from 1996 through 2004. From 1979 until 1985, Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand, L.L.P.

     Donald V. Weir has served as a Director of CBIZ since September 2, 2003, when he was appointed by the Board as an independent director. Mr. Weir has served as financial consultant with Sanders Morris Harris for the past four years. Prior to this Mr. Weir was CFO and director of publicly-held Deeptech International and two of its subsidiaries, Tatham Offshore and Leviathan Gas Pipeline Company, both of which were publicly-held companies. Prior to his employment with Deeptech, Mr. Weir worked for eight years with Sugar Bowl Gas Corporation, as Controller and Treasurer and later in a consulting capacity. Mr. Weir was associated with Price Waterhouse, an international accounting firm, from 1966 to 1979.

CONTINUING DIRECTORS

     Harve A. Ferrill has served as a Director of CBIZ since October 1996, when he was elected as an independent director. Mr. Ferrill served as Chief Executive Officer and Chairman of Advance Ross Corporation, a company that provides tax refunding services, from 1992 to 1996. Mr. Ferrill served as President of Advance Ross Corporation from 1990 to 1992. Since 1996, Advance Ross Corporation has been a wholly-owned subsidiary of Cendant Corporation. Mr. Ferrill serves as a Director of Horny Toad, Inc., a manufacturer of sports clothing.

     Gary W. DeGroote has served as a Director of CBIZ since October, 2002, when he was elected as an independent director to serve the remaining term of his father, Michael G. DeGroote, who resigned from the Board for health reasons. Mr. DeGroote is the President of GWD Management Inc., a private Canadian diversified investment holding company founded in 1980 with an office in Burlington, Ontario. From 1976 to 1989, Mr. DeGroote held several positions with Laidlaw Inc., a public waste services and transportation company, ending as Vice-President and Director in 1989. From 1991 to 1994, Mr. DeGroote served as President of Republic Environmental Systems Ltd., and Director of Republic Industries Inc. He is currently a Director of Waste Services, Inc.

     Todd Slotkin has served as a Director of CBIZ since September 2, 2003, when he was appointed by the Board as an independent director. Mr. Slotkin serves as Executive Vice President and CFO of MacAndrews and Forbes Holdings, and as Executive Vice President and CFO of publicly owned MYF Worldwide (NYSE:MFW). Prior to joining MacAndrews & Forbes in 1992, Mr. Slotkin spent 17 years with Citicorp, ultimately serving as senior managing director and senior credit officer. Mr. Slotkin serves on the Board of Managers of Spectaguard and the Board of Directors of TransTech Pharma; formerly served as director of CalFed Bank; and is Chairman and co-founder of the Food Allergy Institute.

     Rick L. Burdick has served as a Director of CBIZ since October 1997, when he was elected as an independent director. In October 2002, he was elected by the Board as Vice Chairman, a non-officer position. Mr. Burdick has been a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP since April 1988. Mr. Burdick serves on the Board of Directors of AutoNation, Inc.

     Steven L. Gerard was elected by the Board to serve as its Chairman in October, 2002. He was appointed Chief Executive Officer and Director in October, 2000. Mr. Gerard was Chairman and CEO of Great Point Capital, Inc., a provider of operational and advisory services from 1997 to October 2000. From 1991 to 1997, he was Chairman and CEO of Triangle Wire & Cable, Inc. and its successor Ocean View Capital, Inc. Mr. Gerard's prior experience includes 16 years with Citibank, N.A. in various senior corporate finance and banking positions, including ultimately Senior Managing Director. Further, Mr. Gerard served seven years with the American Stock Exchange, where he last served as Vice President of the Securities Division. Mr. Gerard also serves on the Boards of Directors of Fairchild Company, Inc., Lennar Corporation, TIMCO Aviation Services, Inc. and Joy Global, Inc.

           NAME CHANGE AND AMENDMENT TO CERTIFICATE OF INCORPORATION
                     PROPOSAL NO. 2 (ITEM 2 ON PROXY CARD)

     On May 12, 2005 our board of directors will adopt, subject to stockholder approval at the Annual Meeting, a resolution approving an amendment to our Amended and Restated Certificate of Incorporation to change the name of the Company from "Century Business Services, Inc." to "CBIZ, Inc." The name change will become effective when the Certificate of Amendment to our Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. If our stockholders approve the name change, we will file the Certificate of Amendment promptly after the Annual Meeting. A copy of the Certificate of Amendment is attached to this proxy statement as Appendix A.

     We believe the change of the Company's name to CBIZ, Inc. is consistent with our comprehensive, integrated branding and advertising campaign to enhance the Company's unified image as the premier source of a wide range of business services for corporate America and will enable the Company to foster greater name recognition in the marketplace. We believe the name change will also enable the Company to take better advantage of its federal trademark, "CBIZ", in marketing of the services provided by the Company's operating units.

     Stockholders will not be required to submit their stock certificates for exchange following the name change. Stock certificates bearing the "Century Business Services, Inc." or "International Alliance Services, Inc." names will continue to be valid certificates and will evidence ownership of the same number of shares of our common stock after the name change. Following the effective date of the Amendment, all new stock certificates issued by the Company will be printed using the new name, CBIZ, Inc.

     The affirmative vote of a majority of our issued and outstanding common stock is required to approve the change of the Company's name to "CBIZ, Inc." Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the name change and further amendment of our Amended and Restated Certificate of Incorporation.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership of Century common stock as of March 25, 2005, by (1) each person known by Century to own beneficially 5% or more of Century's common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table (see "Executive Compensation") and (4) all directors and executive officers of Century as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL     PERCENT
                   OF BENEFICIAL OWNER(1)                     OWNERSHIP(2)    OF CLASS
                   ----------------------                     ------------    --------
Michael G. DeGroote(3)......................................   15,241,198(4)    20.0%
Cardinal Capital Management LLC.............................    4,617,199(5)    6.08%
Dimensional Fund Advisors Inc. .............................    4,209,794(6)    5.54%
Steven L. Gerard............................................    1,281,654(7)    1.68%
Rick L. Burdick.............................................      150,034(8)       *
Gary W. DeGroote............................................      194,100(9)       *
Joseph S. DiMartino.........................................      101,000(10)      *
Harve A. Ferrill............................................       73,500(11)      *
Richard C. Rochon...........................................      121,555(12)      *
Todd J. Slotkin.............................................       56,000(13)      *
Donald V. Weir..............................................       56,000(14)      *
Jerome P. Grisko, Jr. ......................................      410,965(15)      *
Ware H. Grove...............................................      144,600(16)      *
Leonard Miller..............................................      184,244(17)      *
Robert O'Byrne..............................................      522,156(18)      *
All directors and executive officers as a group (12
  persons)..................................................    3,295,808       4.34%
Total Shares Outstanding 75,924,991

---------------

 * Represents less than 1% of total number of outstanding shares.

 (1) Except as otherwise indicated in the notes below, the mailing address of each entity, individual or group named in the table is 6050 Oak Tree Boulevard, South, Suite 500, Cleveland, Ohio 44131, and each person named has sole voting and investment power with respect to the shares of common stock beneficially owned by such person.

 (2) Share amounts and percentages shown for each person in the table may include shares purchased in the marketplace, restricted shares, and shares of common stock that are not outstanding but may be acquired upon exercise of those options exercisable within 60 days of March 25 2005. All restricted shares may be voted by the recipient upon award, but restrictions do not immediately lapse; unrestricted ownership of restricted stock occurs only upon the lapse of restrictions.

 (3) Mr. Michael G. DeGroote beneficially owns his shares of common stock through Westbury (Bermuda) Ltd., a Bermuda corporation controlled by him. Westbury (Bermuda) Ltd. is located at Victoria Hall, 11 Victoria Street, P.
     O. Box HM 1065, Hamilton, HMEX Bermuda.

 (4) Consists of 15,250,278 shares of common stock owned of record by Westbury (Bermuda) Ltd., and options to purchase 55,000 shares of common stock granted to Mr. DeGroote under the Amended and Restated Century Business Services, Inc. 2002 Stock Incentive Plan (the "Century Option Plan").

 (5) The principal address of Cardinal Capital Management, LLC is One Fawcett Place, Greenwich, CT 06830.

 (6) The principal address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11 Floor, Santa Monica, CA 90401.

 (7) Consists of 15,654 shares of common stock owned of record by Mr. Gerard; 10,000 shares of restricted stock; and options to purchase 1,256,000 shares of common stock granted to Mr. Gerard under the Century Option Plan.

 (8) Consists of 9,034 shares of common stock owned of record by Mr. Burdick, 6,000 shares of restricted stock, and options to purchase 135,000 shares of common stock granted under the Century Option Plan.

 (9) Consists of 21,100 shares of common stock owned of record by GWD Management, Inc., of which Mr. DeGroote is the sole director and shareholder; 112,000 shares of common stock held in a fixed irrevocable trust; 6,000 shares of restricted stock; and options to purchase 55,000 shares of common stock granted under the Century Option Plan. Gary W. DeGroote is the son of Michael G. DeGroote, who is the beneficial owner of greater than 10% of outstanding Century common stock.

(10) Consists of 35,000 shares of common stock owned of record by Mr. DiMartino; 6,000 shares of restricted stock; and options to purchase 60,000 shares of common stock granted under the Century Option Plan.

(11) Consists of 7,500 shares of common stock owned of record by The Harve A. Ferrill Trust U/A 12/31/69; 6,000 shares of restricted stock; and options to purchase 60,000 shares of common stock granted under the Century Option Plan.

(12) Consists of 55,555 shares of common stock owned of record by WeeZor I Limited Partnership, a limited partnership controlled by Mr. Rochon; 6,000 shares of restricted stock; and options to purchase 60,000 shares of common stock granted to Mr. Rochon under the Century Option Plan.

(13) Consists of options to purchase 50,000 shares of common stock granted to Mr. Slotkin under the Century Option Plan and 6,000 shares of restricted stock.

(14) Consists of options to purchase 50,000 shares of common stock granted to Mr. Weir under the Century Option Plan and 6,000 shares of restricted stock.

(15) Consists of 5,565 shares of common stock owned of record by Mr. Grisko; 8,000 shares of restricted stock; and options to purchase 397,400 shares of common stock granted under the Century Option Plan.

(16) Consists of 6,000 shares of common stock owned of record by Mr. Grove; 7,000 shares of restricted stock; and options to purchase 131,600 shares of common stock granted under the Century Option Plan.

(17) Consists of 53,644 shares of common stock owned of record by Mr. Miller, 60,000 shares of common stock owned of record by the Miller Family Partnership, 7,000 shares of restricted stock; and options to purchase 63,600 shares of common stock granted under the Century Option Plan.

(18) Consists of 265,546 shares of common stock owned of record by Mr. O'Byrne; 7,000 shares of restricted stock; 42,010 shares of common stock held by MRCP, L.C., a Missouri Limited Company in which Mr. O'Byrne has a 25% interest; and options to purchase 207,600 shares of common stock granted under the Century Option Plan.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducted four regular meetings and one telephonic meeting during 2004. In addition, there were two unanimous written consents in lieu of a meeting of the Board of Directors, dated March 10, and April 12, 2004. Each director attended in person at least 75% of the aggregate of all meetings of the Board and Committees of the Board, in accordance with the Company's expectations. The Company does not have a formal policy regarding directors' attendance at annual stockholders meetings. Nevertheless, the Company strongly encourages and prefers that directors attend regular and special board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate. The Company recognizes that attendance of the Board members at all meetings may not be possible, and excuses absences for good cause.

     Communication with the Board of Directors. Security holders are permitted to communicate with the members of the Board by forwarding written communications to the CBIZ Corporate Secretary at the company's headquarters in Cleveland. The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting.

     Committees of the Board of Directors. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Management Committee, all of which were active during 2004. The Board of Directors has determined that all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee meet the definition of "independence" set forth in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. The following is a description of the committees of the Board of Directors:

     The members of the Audit Committee are Messrs. Ferrill (Chairman), Rochon, and Weir. Century's Board of Directors has determined that the Audit Committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that Mr. Rochon and Mr. Weir are "audit committee financial experts," as that term is defined by the rules and regulations of the Securities and Exchange Commission (the "SEC"), and meet the financial sophistication requirements of the NASDAQ Stock Market. The Audit Committee conducted four regular meetings and nine special telephonic meetings during 2004. In addition, the Audit Committee acted through one Action in Writing in Lieu of a Meeting of the Audit Committee. The Audit Committee appoints the Company's independent registered public accounting firm ("independent accountants" or "independent auditor") and reviews issues raised by the independent accountants as to the scope of their audit and their audit report, including questions and recommendations that arise relating to Century's internal accounting and auditing control procedures. The Audit Committee operates under a written Charter adopted by the Board of Directors, a copy of which is available on the Investor Relations page of the Company's website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

     The members of the Compensation Committee are Messrs. DiMartino (Chairman), Rochon and Slotkin. The Compensation Committee conducted three regular meetings and one special telephonic meeting during 2004. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to compensation of Century's executive officers, including salary, bonus and benefits. The Compensation Committee also administers Century's incentive-compensation plans and equity-based plans. The Charter of the Compensation Committee is available on the Investor Relations page of the Company's website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

     The Nominating and Governance Committee was created by the Board on February 12, 2003, and its duties were established in its Charter adopted at that time. The members of the Nominating and Governance Committee are Messrs. Burdick (Chairman), DiMartino, Ferrill, Rochon, Slotkin and Weir. No candidates were recommended by beneficial owners of more than 5% of the company's voting common stock within the last year. The Committee conducted one regular meeting in 2004. The Committee was formed to propose and recommend candidates for the Board, review Board committee responsibilities and composition, review the effectiveness of the Board and of Company management, and to monitor the Company's corporate governance policies and practices. The Committee's Charter is available on the Investor Relations page of the Company's website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

     The Committee's process for identifying and evaluating candidates to be nominated as directors consists of reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition; conducting candidate searches and inquiries; recommending to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen the Board; and selecting appropriate candidates for nomination. The Nominating and Governance Committee and the Board have determined that a director should have the following characteristics: (1) the ability to comprehend the strategic goals of the Company and to help guide the Company towards the accomplishment of those goals; (2) a history of conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics; (3) the availability for in-person or telephonic participation in Board or Committee meetings, as well as the Annual Meeting of stockholders; (4) the willingness to demand that the Company's officers and employees insist upon honest and ethical conduct throughout the Company; (5) knowledge of, and experience with regard to at least some of: loans and securities, including any lending and financing activities related thereto, public company regulations imposed by the Securities and Exchange Commission and the NASDAQ Stock Market, amongst others, portfolio and risk management, the major geographic locations within which the Company operates, sound business practices, accounting and financial reporting, and one or more of the principal lines of business in which the Company is engaged; and, (6) the ability to satisfy criteria for independence established by the Securities and Exchange Commission and the NASDAQ Stock Market, as they may be amended from time to time.

     The Nominating and Governance Committee will consider any candidate recommended by a stockholder, provided that the stockholder mails a recommendation to the Corporate Secretary at the Company's Headquarters, prior to the deadline for Stockholder Proposals, that contains the following: (1) the recommending stockholder's name and contact information; (2) the candidate's name and contact information; (3) a brief description of the candidate's background and qualifications; (4) the reasons why the recommending stockholder believes the candidate would be well suited for the Board; (5) a statement by the candidate that the candidate is willing and able to serve on the Board; (6) a statement by the recommending stockholder that the candidate meets the criteria established by the Board; and, (7) a brief description of the recommending stockholder's ownership of common stock of the Company and the term during which such shares have been held. In making its discretionary determination whether to nominate a candidate who had been recommended by a stockholder, the Nominating and Governance Committee will consider, among other things, (a) the appropriateness of adding another director to the Board, or of replacing a currently sitting director, (b) the candidate's background and qualifications, and other facts and circumstances identified in the Committee's Charter.

     The members of the Executive Management Committee are Messrs. Burdick, Gerard, and Grisko. The Executive Management Committee held one telephonic meeting and approved sixteen Unanimous Written Consents in Lieu of Meeting of The Executive Management Committee of Century Business Services, Inc. during 2004. The Executive Management Committee is empowered with the same authority as the full Board of Directors to take any action including the authorization of any transaction in the amount of $10 million or less. With respect to acquisitions or divestitures, the Committee has the power to execute and deliver documents in the name and on behalf of the Company, to issue shares of Common Stock of the Company and to take all actions necessary for the purpose of effecting acquisitions or divestments, so long as all members of the Committee approve the transaction and the total consideration to be paid to or by the Company in connection with the acquisition or divestiture does not exceed $10 million. The Committee does not have the power or authority of the Board of Directors to approve or adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; adopt, amend or repeal any Bylaw of the Company; fill or approve Board or Board committee vacancies; declare or authorize the payment of dividends; fix compensation for service on the Board or any committee thereof; and elect executive officers of the Company.

     Century has a Code of Professional Conduct and Ethics Guide that applies to every director, officer, and employee of the Company. The Code of Professional Conduct and Ethics Guide is available on the Investor Relations page of the Company's website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

DIRECTOR COMPENSATION

     Directors who are employees of Century are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees. Directors who are not employees of Century receive a $25,000 annual retainer fee, as well as a fee of $1,500 for each meeting of the Board of Directors attended. In addition, directors who are committee members receive a fee of $1,500 for each committee meeting attended. The Audit Committee Chairman receives an additional annual grant of $10,000, and remaining committee Chairmen receive annual grants of $5,000 each. In addition, an annual award of 3,000 shares of restricted stock is awarded to continuing non-employee directors. Upon appointment, directors receive an immediately exercisable award of 50,000 stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 2004 and continuing through 2005 are Messrs. DiMartino (Chairman), Rochon and Slotkin. None of Messrs. DiMartino, Rochon or Slotkin is or has been an officer or employee of Century. There are no compensation committee interlock relationships with respect to Century.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Committee was established to: (a) review and approve the Company's stated compensation philosophy, strategy and structure and assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) discharge the Board's responsibilities relating to compensation of the executive officers of the Company and its subsidiaries; (c) evaluate the Company's Chief Executive Officer and set his or her remuneration package; (d) evaluate the other executive officers of the Company and its senior management and set their remuneration packages; (e) prepare an annual report on executive compensation for inclusion in the Company's annual proxy statement; (f) make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (g) perform such other functions as the Board may from time to time assign to the Committee. In order to document these purposes, and to keep CBIZ stockholders apprised of the Committee's goals and duties, the Compensation Committee has authorized the Company to post the Compensation Committee Charter on the investor relations portion of the Company's internet website, at www.cbiz.com.

     In the past year the Committee continued its ongoing efforts to assess the compensation structure of the Company. The Committee again commissioned a compensation study, similar in scope to that completed in 2003, for the purpose of identifying compensation adjustments for the Company's officers and senior management that would further the Committee's goals to maximize stockholder value and to retain and recruit qualified management and staff. The Committee implemented additional changes in executive officer and senior management compensation that were compatible with the findings of the study and consistent with the Committee's goals.

  Compensation Policy Statement

     The general CBIZ policy is to pay compensation that is competitive to total compensation provided at comparable financial service and professional service firms similar in size and complexity to CBIZ. Compensation paid to individual officers and senior management will be determined based on the discretionary judgment of the Compensation Committee with input from senior Company management. This means:

     - Salaries will be targeted at the median based on an individual's performance, experience and unique value. Those executives and managers whose performance is exceptional, or who have long experience, considerable knowledge, or have a focused skill that would be difficult to replace may be targeted above the median. Those who demonstrate the ability to meet their job requirements, and have been in their position at least three years, may be paid approximately the median. Those who have been in their position less than three years may generally be paid below the median, absent exceptional performance or relevant career experience outside CBIZ. According to these general principles, pay may range between 80% and 120% of the median. The companies used to determine current market practices may include other financial and professional service companies of comparable size and complexity. Median ranges may be estimated by discretionary means, including adjustment to reflect CBIZ' relative revenue size. Annual increases may be kept at or below national averages and, over time, efforts will be made to limit the fixed portion of total cash compensation and increase the amount available under incentive plans.

     - The Company will strive to provide annual incentive award opportunities that equal market median when financial and individual goals are achieved. Award programs will be designed to provide compensation above the median of the marketplace when company and individual performance is significantly above goals, and below the median when performance fails to meet goals. For 2004 performance, the Committee granted Qualified Performance-Based Awards to a pre-defined group of senior executives--including the Chief Executive Officer--pursuant to
       Section 7 of the Amended and Restated Century Business Services, Inc. 2002 Stock Incentive Plan. The performance goals were based on benchmark goals tied to the Company's earnings per share from continuing operations ("EPS"). The compensation award amounts for 2004 were based on EPS targets as well. In 2005, the Committee has adjusted the EPS targets and award levels for certain senior management in charge of revenue-generating lines of business. As in 2004, however, if EPS from continuing operations equals a predetermined target level, each awardee will receive an amount equal to his or her target award. The award will be less than the target award if EPS is below the target level, and will be greater if EPS is above the target. No award will be paid if the EPS is less than a predetermined floor level of earnings per share. A maximum award will be achieved if the EPS reaches or exceeds a ceiling goal.

     - Stock options and restricted stock grants may be granted by the Committee to provide a reward opportunity for those management and other key employees who have performed well in the prior year, and who can impact the profit and loss goals of the Company. In 2004, the Committee implemented a restricted stock program which the Company is permitted to maintain under the Amended and Restated Century Business Services, Inc. 2002 Stock Incentive Plan. The long-term objective of CBIZ's stock-based compensation methodology is to provide stock option and restricted stock grants that offer similar opportunities for compensation that those offered at comparable financial and professional service firms that are similar in size to CBIZ.

     - Total compensation will reflect an individual's performance and potential. Performance will be measured in accordance with an individual's goals and objectives as well as their contribution to CBIZ's corporate goals and initiatives. Such factors as team work, new product innovation, aggressiveness, mentoring and personal development will strongly influence the non-quantitative portion of compensation awards.

  Chief Executive Officer Compensation

     The Compensation of the Chief Executive Officer is largely determined by the pre-negotiated terms of his contract described in the "Executive Compensation" section stated below. This contract was renewed at continuing levels of both base and bonus compensation. Both restricted stock and options were awarded as a result of Mr. Gerard's successes in exceeding the significant list of goals established by the Committee and the Board. In 2004, a universal life policy was acquired to replace the prior term life policy.

  Executive Compensation Deductibility

     Century intends that amounts paid pursuant to Century's compensation plans generally will be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                                        DIRECTORS

                                              Joseph S. DiMartino, Chairman
                                                    Richard C. Rochon
                                                       Todd Slotkin

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of three of the Company's independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the current rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(14).

     The Audit Committee closely monitors developments in corporate governance, including those arising from the adoption of the Sarbanes-Oxley Act and rules related to the Act. The Audit Committee's Charter and the Company's Code of Professional Conduct and Ethics Guide reflect those portions of the Act and attendant rules promulgated by the SEC and the NASDAQ Stock Market. The Audit Committee anticipates that additional changes to its Charter may be necessary from time to time if the SEC and the NASDAQ Stock Market adopt additional rules bearing on the duties and activities of the Committee. At the request of the Audit Committee, the Audit Committee Charter and Code of Professional Conduct and Ethics Guide have been posted on the Investor Relations portion of the Company's website, at www.cbiz.com.

     The membership of the Audit Committee has not changed since the 2004 Audit Committee Report. Mr. Ferrill continues as the Committee's Chairman, and both Mr. Rochon and Mr. Weir continue as "audit committee financial experts," as defined by the rules and regulations of the SEC, in light of their training, experience and expertise.

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Audit Committee received, reviewed, and adopted management's report assessing the Company's internal controls over financial reporting. The Committee was very active throughout the year in monitoring management's efforts to document and assess the Company's internal controls. It held repeated meetings dedicated solely to monitoring the Company's progress and the independent accountant's responses in this regard.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the effectiveness of internal controls over financial reporting, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter received from the independent auditors required by the Independence Standards Board Standard No. 1.

     The Audit Committee discussed with the both the Company's internal auditor and independent auditors the overall scope, plans and results of their audit activities. The Audit Committee meet regularly throughout 2004 with the independent auditors, and the Head of the Company's Internal Audit staff, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Audit Committee held thirteen meetings during fiscal 2004. The Company incurred the following fees for services performed by KPMG LLP in fiscal 2004:

  Audit Fees

     Fees for the fiscal year 2004 audit and the review of Forms 10-Q billed
through December 31, 2004 were $           . Fees for the fiscal year 2003 audit
and the review of Forms 10-Q billed through December 31, 2003 were $582,500. Fees for the fiscal year 2002 audit and the review of Forms 10-Q billed through December 31, 2002 were $562,500.

  Audit-Related Fees

     Audit-related fees of $17,000 were billed for the year ended December 31, 2004. Audit related fees consisted of an audit of the financial statements of the employee benefit plan. Audit-related fees of $16,000 were billed for the year ended December 31, 2003. Audit related fees consisted of an audit of the financial statements of the employee benefit plan. Audit-related fees of $83,500 were billed for the year ended December 31, 2002. Audit-related fees consisted primarily of an audit of the financial statements of the employee benefit plan and a SAS 70 internal control review engagement for a subsidiary.

  Tax Fees

     Tax fees billed for all other services rendered by KPMG LLP for the year ended December 31, 2004 were $3,320, representing fees related to tax compliance. No other tax consulting services were incurred or billed during fiscal year 2004. Tax fees billed for all other services rendered by KPMG LLP for the year ended December 31, 2003 were $2,169, representing fees related to tax compliance. No other tax consulting services were incurred or billed during fiscal year 2003. Tax fees billed for services rendered by the Company's auditor for the year ended December 31, 2002 were $18,600, representing fees related to tax consultation and tax compliance.

  All Other Fees

     There were no fees billed for professional services by our independent auditors during fiscal year 2004 or 2003 that are not included in one of the above categories.

     Pursuant to its Charter and the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for pre-approving all services performed by the Company's independent auditors, and certain services may not, under any circumstances, be performed for the Company by its independent auditors. KPMG, LLP, the Company's independent auditor, may not be engaged to perform for the Company, and is prohibited from performing for the Company, any prohibited service enumerated in the Sarbanes-Oxley Act of 2002, or in any other law or regulation. In addition, the independent auditor is not permitted to perform services for the Company, whether associated with audit or non-audit functions, unless the services to be provided have been approved prior to their performance by this Committee, except as may otherwise be provided by law or regulation.

     However, certain non-prohibited services may be pre-approved by the Audit Committee Chairman personally in advance of full Audit Committee consideration and approval, provided, that each engagement total no more than Twenty Thousand Dollars in fees prior to the next regularly scheduled meeting of the Audit Committee, at which time the entire Audit Committee is required to consider and either approve or reject the engagement, provided the engagement otherwise does not appear reasonably likely to compromise KPMG LLP's independence.

     The Audit Committee pre-approved all of the services described above under Audit Fees, Audit-Related Fees and Tax Fees. 100% of the services described above under Audit Fees, Audit-Related Fees and Tax Fees were approved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has appointed KPMG LLP as independent auditors of the Company for the year ending December 31, 2005.

                                             AUDIT COMMITTEE OF THE BOARD OF
                                                        DIRECTORS

                                                Harve A. Ferrill, Chairman
                                                    Richard C. Rochon
                                                      Donald V. Weir

                             EXECUTIVE COMPENSATION

     The following table provides a summary of compensation for the Chief Executive Officer during fiscal year 2004 and the four other most highly compensated officers who were serving as executives of Century on December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                 -----------------------
                                         ANNUAL COMPENSATION                     RESTRICTED   SECURITIES
                                       ------------------------   OTHER ANNUAL     STOCK      UNDERLYING
     NAME AND PRINCIPAL POSITION       YEAR   SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS
     ---------------------------       ----   -------   -------   ------------   ----------   ----------
Steven L. Gerard                       2004   550,000   308,000(1)   252,768(2)  10,000(3)      30,000(4)
Chief Executive Officer/Chairman       2003   550,000   308,000(1)   125,172(2)         0            0
                                       2002   510,417   300,000(1)   133,165(2)         0            0
Jerome P. Grisko, Jr.                  2004   390,000   204,750       6,676(5)      8,000(3)    22,000(4)
President & COO                        2003   375,000   150,000       6,611(5)          0            0
                                       2002   350,000   100,000       6,133(5)          0      125,000(6)
Ware H. Grove                          2004   310,000   130,200       6,734(5)      7,000(3)    18,000(4)
Sr. Vice President and CFO             2003   285,000    91,200       6,575(5)          0       20,000(7)
                                       2002   260,000   100,000       6,576(5)          0       75,000(6)
Leonard Miller                         2004   365,000   135,000       6,150(8)      7,000(3)    18,000(4)
Sr. Vice President                     2003   365,000   100,000       6,000(8)          0            0
                                       2002   350,000   100,000       6,440(9)          0      100,000(6)
Robert O'Byrne                         2004   365,000   135,000       6,150(8)      7,000(3)    18,000(4)
Sr. Vice President                     2003   335,000   132,200       6,439(9)          0            0
                                       2002   300,000   101,000       5,940(9)          0      100,000(6)

---------------

(1) Mr. Gerard's employment agreement specifies a bonus of at least $150,000 per year.

(2) Includes payment for life insurance policy, commuting costs, automobile adjustments and employer matching 401(k) contributions.

(3) Consists of restricted shares having restrictions that lapse 33 1/3% annually beginning May 4, 2007.

(4) Consists of options that vest 20% annually beginning May 4, 2005, and remain exercisable for a six-year period from date of grant.

(5) Includes payment for automobile adjustments and employer matching 401(k) contributions.

(6) Consists of options that vest 20% annually beginning April 5, 2003, and remain exercisable for a six-year period from date of grant.

(7) Consists of options that vest 20% annually beginning May 16, 2004, and remain exercisable for a six-year period from date of grant.

(8) Includes payment for employer matching 401(k) contribution.

(9) Includes payment for insurance premiums and employer matching 401(k) contributions.

  Employment Agreements

     Century is a party to employment agreements with Messrs. Gerard, Grisko and Grove. The employment agreements provide for annual base salaries of at least $500,000, $300,000 and $240,000, respectively, subject to the adjustment by the Compensation Committee of the Board of Directors.

     Mr. Gerard's contract, executed October 11, 2000, was for an initial term of three years, with automatic annual one-year extensions beginning on the year 2003 anniversary of the execution of the agreement in the absence of termination. Mr. Gerard's base salary may be increased by the Board, and for each of years 2001, 2002 and 2003, the agreement provided for a bonus of at least $150,000, with bonus increases based upon achievement of performance goals established by the Compensation Committee. Pursuant to the contract, Century granted Mr. Gerard a nonqualified stock option to acquire 1,000,000 shares of common stock at the fair market value of the stock at the date of granting. Those options vest in increments of 33 1/3% on each of the first, second and third anniversaries of the date of the grant; to date they are all vested. Other compensation includes an automobile allowance, participation in Century welfare, pension and incentive benefit plans, maintenance of a term life insurance policy, and reimbursement for travel and housing expenses. If the agreement is terminated by Century without cause or by Mr. Gerard for reasons such as a change of control of Century, Mr. Gerard is entitled to (1) his base salary and vacation pay through the date of termination, (2) a cash payment equal to two times the sum of his then current base salary and average bonus paid in the three year period preceding the year of termination, (3) maintenance of health and life insurance coverage, and (4) other amounts due through the date of termination. If the agreement is terminated by Century with cause or by Mr. Gerard without good reason, as defined by the contract, Mr. Gerard is entitled to (1) his base salary and vacation pay through the date of termination, and (2) other amounts due through the date of termination. The contract contains restrictive covenants that obligate Mr. Gerard to (1) maintain Century's confidential information, (2) return company information or other personal and intellectual property, and (3) avoid disparagement of the company. In 2004, the Compensation Committee of the Board replaced Mr. Gerard's term life policy with a universal life policy.

     Mr. Grisko's contract, executed February 1, 2000, provides for a one-time bonus of $50,000, and an immediately vested, nonqualified stock option to acquire at least 75,000 shares of common stock at the fair market value of the stock at the date of granting. Other compensation includes all benefits generally available to senior level executives of Century, such as an automobile allowance, and participation in Century welfare, pension and incentive benefit plans. In addition, the contract provides for the payment of severance upon termination without cause (including termination resulting from a change of control), or upon a request by the Chairman of the Board that Mr. Grisko resign. Severance would include (1) a cash payment of two times Mr. Grisko's base salary at the time of termination, (2) continued participation for two years in Century health and welfare benefit plans, (3) immediate vesting of, and ability to exercise, any unvested but previously granted stock options, and (4) receipt of title to any company vehicle then in use by Mr. Grisko. The contract contains restrictive covenants that obligate Mr. Grisko to (1) maintain Century's confidential information, (2) return company information or other personal and intellectual property, (3) abide by a two-year employee, customer, and supplier nonsolicitation and noninterference term, and (4) avoid disparagement of the company.

     Mr. Grove's contract, executed December 12, 2000, provides for discretionary bonuses, and a nonqualified stock option to acquire 75,000 shares of common stock at the fair market value of the stock at the date of granting. 38,000 of the shares underlying the 75,000 share option vested immediately upon grant. The remaining options vested upon the first anniversary of the date of the grant. Other compensation includes all benefits generally available to senior level executives of Century, such as an automobile allowance, and participation in Century welfare, pension and incentive benefit plans. In addition, the contract provides for the payment of severance upon termination without cause, or upon voluntary termination due to a change of control. Severance would include (1) continued payment for a period of one year of Mr. Grove's base salary at the time of termination, and (2) continued participation for one year in Century health and welfare benefit plans. The contract contains restrictive covenants that obligate Mr. Grove to (1) maintain Century's confidential information, (2) return company information or other personal and intellectual property, (3) abide by a one-year non-compete, and one-year employee, customer, and supplier nonsolicitation and noninterference term, and
(4) avoid disparagement of the company.

OPTIONS GRANTED DURING 2004

     The following table sets forth as to each of the named executive officers information with respect to option grants during 2004: (1) the number of shares of common stock underlying options granted, (2) the percentage that such options represent of all options granted to officers and employees during the year, (3) the exercise price, (4) the expiration date and (5) the potential realizable value of such options. It should be noted that the actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise. Century granted no warrants to its executive officers during 2004.

                                   OPTION GRANTS DURING 2004                POTENTIAL REALIZABLE VALUE
                        ------------------------------------------------     AT ASSUMED ANNUAL RATES
                        NUMBER OF    % OF TOTAL                            OF STOCK PRICE APPRECIATION
                        SECURITIES    OPTIONS                                    FOR OPTION TERM
                        UNDERLYING    GRANTED     EXERCISE                 ----------------------------
                         OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   AT 5% ANNUAL   AT 10% ANNUAL
                         GRANTED      IN 2004       SHARE        DATE      GROWTH RATE     GROWTH RATE
                        ----------   ----------   ---------   ----------   ------------   -------------
Steven L. Gerard......    30,000        6.48%       4.30        05/04/10     $43,872         $99,531
Jerome P. Grisko......    22,000        4.75%       4.30        05/04/10     $32,173         $72,990
Ware H. Grove.........    18,000        3.89%       4.30        05/04/10     $26,323         $59,719
Leonard Miller........    18,000        3.89%       4.30        05/04/10     $26,323         $59,719
Robert D. O'Byrne.....    18,000        3.89%       4.30        05/04/10     $26,323         $59,719

OPTION EXERCISES AND VALUES FOR 2004

     The following table sets forth information as to each of the named executive officers with respect to option exercises during 2004 and the status of their options at December 31, 2004: (1) the number of shares of common stock acquired upon exercise of options during the year, (2) the aggregate dollar value realized upon the exercise of such options, (3) the total number of securities underlying exercisable and unexercisable options at December 31, 2004 and (4) the aggregate dollar value of in-the-money exercisable and unexercisable options at December 31, 2004.

                    AGGREGATED OPTION EXERCISES DURING 2004
                     AND OPTION VALUES AT DECEMBER 31, 2004

                                                        NUMBER OF SECURITIES
                       NO. OF SHARES                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED(1)
                         ACQUIRED                            OPTIONS AT               IN-THE-MONEY OPTIONS
                           UPON           VALUE           DECEMBER 31, 2004           AT DECEMBER 31, 2004
                        EXERCISE OF     REALIZED     ---------------------------   ---------------------------
        NAME              OPTION       ON EXERCISE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -------------   -----------   -----------   -------------   -----------   -------------
Steven L. Gerard.....        0              0         1,250,000        30,000      $3,940,000      $  1,800
Jerome P. Grisko,
  Jr. ...............        0              0           293,000       181,000      $  497,080      $307,290
Ware H. Grove........        0              0           109,000        79,000      $  266,390      $ 65,390
Leonard Miller.......        0              0            82,000       106,000      $  155,260      $134,920
Robert D. O'Byrne....        0              0           160,000       132,000      $  262,960      $197,220

---------------

(1) The In-the-Money values are based on the closing price of the Company stock as reported on the NASDAQ Stock Market on December 31, 2004, which was $4.3600.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among CBIZ and certain related parties. It is CBIZ' policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on CBIZ' experience and the terms of its transactions with unaffiliated parties, it is the Board of Directors' belief that the transactions described below met these standards at the time of the transactions.

     A number of the businesses acquired since October 1996 are located in properties owned indirectly by and leased from persons employed by CBIZ. In the aggregate, CBIZ paid approximately $1.3 million, $1.4 million, and $0.8 million for the years ended 2004, 2003 and 2002, respectively, under such leases which management believes were at market rates.

     Rick L. Burdick, a director of CBIZ, is a partner of Akin Gump Strauss Hauer & Feld LLP (Akin Gump). Akin Gump performed legal work for CBIZ during 2004, 2003 and 2002 for which the firm received approximately $0.2 million, $0.2 million, and $0.1 million from CBIZ, respectively.

     Robert A. O'Byrne, a Senior Vice President, has an interest in a partnership that receives commissions from CBIZ that are paid to certain eligible benefits and insurance producers in accordance with a formal program to provide benefits in the event of death, disability, retirement or other termination. The program was in existence at the time CBIZ acquired the former company, of which Mr. O'Byrne was an owner.

     CBIZ maintains joint-referral relationships and administrative service agreements with independent licensed CPA firms under which CBIZ provides administrative services in exchange for a fee. These firms are owned by licensed CPAs who are employed by CBIZ' subsidiaries, and provide audit and attest services to clients including CBIZ' clients. The CPA firms with which CBIZ maintains service agreements operate as limited liability corporations, limited liability partnerships or professional corporations. The firms are separate legal entities with separate governing bodies and officers. CBIZ has no ownership interest in any of these CPA firms, and neither the existence of the administrative service agreements nor the providing of services thereunder is intended to constitute control of the CPA firms by CBIZ. CBIZ and the CPA firms maintain their own respective liability and risk of loss in connection with performance of each of its respective services, and CBIZ does not believe that its arrangements with these CPA firms result in additional risk of loss.

     Although the service agreements do not constitute control, CBIZ is one of the beneficiaries of the agreements and may bear certain economic risks. As such, the CPA firms with which CBIZ maintains administrative service agreements may qualify as variable interest entities under FASB Interpretation No. 46 (FIN
46), "Consolidation of Variable Interest Entities". The impact to CBIZ of this accounting pronouncement is discussed in the notes to CBIZ' consolidated financial statements included in the CBIZ Form 10-K filed for the year ended December 31, 2004.

     CBIZ also acted as guarantor on three letters of credit for a CPA firm with which it has an affiliation. The letters of credit total $1.3 million and $0.7 million as of December 31, 2004, and December 31, 2003, respectively. In accordance with FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" and its amendments ("FIN 45-1" and "FIN 45-2"), CBIZ has recognized a liability for the fair value of the obligations undertaken in issuing these guarantees, which is recorded as other current liabilities in the accompanying consolidated financial statements. CBIZ management does not expect any material changes to result from these instruments as performance is not expected to be required.

     In 2002, CBIZ executed a note receivable with a CPA firm whose partner group has since joined MHM, PC, a CPA firm with which CBIZ maintains an administrative services agreement. The balance on the note at December 31, 2004 and 2003 was approximately $0.2 million and $0.2 million, respectively.

     CBIZ divested several operations during 2004, 2003, and 2002, in an effort to rationalize the business and sharpen the focus on non-strategic businesses. In accordance with this strategy, CBIZ has sold and may sell in the future businesses to former employees or stockholders. Management believes these transactions were priced at market rates, competitively bid, and entered into at arm's length terms and conditions.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a performance graph comparing the cumulative total stockholder return on Century's common stock, based on its market price, with the cumulative total return of companies in the S&P 500 Index and a Peer Group consisting of American Express, Paychex, Brown & Brown, H&R Block, Arthur J. Gallagher, Ceridian, and Answerthink.inc. The graph assumes the reinvestment of dividends for the period beginning December 31, 1999 through the year ended December 31, 2004.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG CENTURY BUSINESS SERVICES, INC.,
                       THE S&P 500 INDEX AND A PEER GROUP

                                                    CENTURY BUSINESS
                                                     SERVICES, INC.                  S&P 500                   PEER GROUP
                                                    ----------------                 -------                   ----------
12/99                                                       100                         100                         100
12/00                                                     13.33                       90.89                      109.11
12/01                                                     27.26                       80.09                       81.79
12/02                                                     31.41                       62.39                       77.56
12/03                                                     52.97                       80.29                      105.45
12/04                                                     51.67                       89.02                       115.9

* $100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Century's officers and directors, and persons who own more than 10% of a registered class of Century's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish Century with copies of all Section 16(a) reports they file.

     Century believes that during the 2004 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, Century has relied upon examination of the copies of Forms 4 provided to the company and the written representations of its directors and officers.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about our equity compensation plans as of December 31, 2004. All outstanding awards relate to our common stock.


                                         A                             B                            C
                                                                                          NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE FOR
                                                                                          FUTURE ISSUANCE UNDER
                                                                                           EQUITY COMPENSATION
                             NUMBER OF SECURITIES TO BE                                     PLANS (EXCLUDING
                              ISSUED UPON EXERCISE OF      WEIGHTED AVERAGE EXERCISE     SECURITIES REFLECTED IN
PLAN CATEGORY                   OUTSTANDING OPTIONS       PRICE OF OUTSTANDING OPTIONS          COLUMN A)
Equity compensation plans
approved by shareholders...           8,642,080(1)                   $3.33                      5,346,936
Equity compensation plans
not approved by
shareholders...............                   0                          0                              0
Total......................           8,642,080                                                 5,346,936

(1) Option and restricted stock awards under the Amended and Restated Century Business Services, Inc. 2002 Stock Incentive Plan.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by Century for inclusion in the proxy statement and form of proxy relating to the meeting not later than December 1, 2005. It is suggested that proponents submit their proposals by certified mail, return receipt requested, to the Corporate Secretary at the address provided below. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 if any stockholder proposal intended to be presented at the 2006 Annual Meeting without inclusion in our proxy statement for such meeting is received at our principal office after February 16, 2006, then a proxy will have the ability to confer discretionary authority to vote on such proposal. Detailed information for submitting resolutions will be provided upon written request to Century's Corporate Secretary at Century Business Services, Inc., 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131, Attention: Corporate Secretary. No stockholder proposals were received for inclusion in this proxy statement.

                            EXPENSES OF SOLICITATION

     Century will bear the expense of preparing and mailing the materials in connection with the solicitation of proxies, as well as the cost of solicitation. Computershare Investor Services, LLC's subsidiary, Georgeson Shareholder Communications, Inc. ("Computershare") has been retained by Century to assist in the solicitation of proxies. Computershare, which has a contract to act as the transfer agent for Century, will not be paid any additional fees for these services. Georgeson will be reimbursed for its broker search and mailing expenses. Computershare will receive reimbursement of out-of-pocket expenses it incurs in connection with its efforts. In addition, Century will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy materials to beneficial owners. Century expects that the solicitation of proxies will be primarily by mail, but directors, officers and employees of Century may solicit proxies by personal interview, telephone or telecopy. These persons will receive no additional compensation for such services.

     Century's Annual Report on Form 10-K for the year ended December 31, 2004, including financial statements and a Letter to Stockholders is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. CENTURY WILL MAIL ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, TO EACH STOCKHOLDER OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK WITHOUT CHARGE UPON SUCH PERSON'S WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT AT CENTURY'S EXECUTIVE OFFICES AT 6050 OAK TREE BOULEVARD SOUTH, SUITE 500, CLEVELAND, OHIO 44131.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

                                            By Order of the Board of Directors,

                                            /s/ Michael W. Gleespen

                                            Michael W. Gleespen, Corporate
                                            Secretary

Cleveland, Ohio
April 8, 2005

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        CENTURY BUSINESS SERVICES, INC.

     Century Business Services, Inc. (the "CORPORATION"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Century Business Services, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 1987. The Corporation amended and restated its Certificate of Incorporation by filing the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 7, 2000.

     SECOND: In accordance with Section 242 of the General Corporation Law of the State of Delaware, Article One of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

                   The name of the corporation is CBIZ, Inc.

     THIRD: This amendment was duly adopted in accordance with the provisions of Sections 141 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: This Certificate of Amendment shall become effective upon filing with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 23 day of May, 2005.

                                          ------------------------------------
                                          Name: Michael W. Gleespen
                                          Title: Corporate Secretary



[CBIZ LOGO]                                                             NNNNNNNNNNNN                                               +
                                                                        MMMMMMMMMMMM

                                                                        000000000.000 ext
                                                                        000000000.000 ext
                                                                        000000000.000 ext
                 MR A SAMPLE                                            000000000.000 ext
                 DESIGNATION (IF ANY)                                   000000000.000 ext
                 ADD 1                                                  000000000.000 ext
                 ADD 2                                                  000000000.000 ext
                 ADD 3
                 ADD 4
                 ADD 5
                 ADD 6                                                  C 1234567890                      J N T
NNNNNNNNN        !123456564525!
                                                                        NNNNNN

                                                                             Mark this box with an X if you have made
                                                                        [ ]  changes to your name or address details above.


------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS                           PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

                                 For     Withhold
01 - Joseph S. DiMartino         [ ]       [ ]

02 - Richard C. Rochon           [ ]       [ ]

03 - Donald V. Weir              [ ]       [ ]



B  ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                            For     Against     Abstain
2. To change the corporate name from Century
Business Services, Inc. to CBIZ, Inc. and to                [ ]       [ ]        [ ]
further amend the Amended and Restated Certificate of
Incorporation to record the name change.

3. Upon such other business as may properly come            [ ]       [ ]        [ ]
before said meeting, or any adjournment thereof.




C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign EXACTLY as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.

Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box         Date (mm/dd/yyyy)
--------------------------------------------------      --------------------------------------------------         -----------------
                                                                                                                        /     /
--------------------------------------------------      --------------------------------------------------         -----------------
                                               1 U P X          H H H          P P P P        0052452                              +
001CD40001 00EYCA



------------------------------------------------------------------------------------------------------------------------------------
PROXY - CENTURY BUSINESS SERVICES, INC.
------------------------------------------------------------------------------------------------------------------------------------
2005 ANNUAL MEETING

PARK CENTER PLAZA II
6150 OAK TREE BOULEVARD SOUTH, LOWER LEVEL
CLEVELAND, OHIO 44131

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING - MAY 12, 2005

Rick L Burdick and Harve A. Ferrill or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Century Business Services, Inc. to be held on May 12, 2005, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Mr. Joseph S. DiMartino, Mr. Richard C. Rochon and Mr. Donald V. Weir; FOR the
ratification of the name change from Century Business Services, Inc. to CBIZ, Inc.; and FOR Item 3, such other business as may properly come before the Annual Meeting.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)












TELEPHONE AND INTERNET VOTING INSTRUCTIONS
YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

       --------------------------------------------------------             --------------------------------------------------------
[ART]  To vote using the Telephone (in the U.S. and Canada)           [ART] To vote using the internet
       --------------------------------------------------------             --------------------------------------------------------

       o Call toll free 1-XXX-XXX-XXXX in the United States or Canada       o Go to the following web site:
         any time on a touch tone telephone. There is NO CHARGE to            WWW.COMPUTERSHARE.COM/US/PROXY
         you for the call.

       o Follow the simple instructions provided by                         o Enter the information requested on your computer
         the recorded message.                                                screen and follow the simple instructions.

                                                                                               -------
                    C0123456789                                                                 12345
                    -----------                                                                -------
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXXX XX, 200X
THANK YOU FOR VOTING




[CBIZ LOGO]                                                             NNNNNNNNNNNN                                             +
                                                                        MMMMMMMMMMMM

                                                                        000000000.000 ext
                                                                        000000000.000 ext
                                                                        000000000.000 ext
                 MR A SAMPLE                                            000000000.000 ext
                 DESIGNATION (IF ANY)                                   000000000.000 ext
                 ADD 1                                                  000000000.000 ext
                 ADD 2                                                  000000000.000 ext
                 ADD 3
                 ADD 4
                 ADD 5
                 ADD 6                                                  C 1234567890                            J N T
NNNNNNNNN        !123456564525!
                                                                        NNNNNN
                                                                             Mark this box with an X if you have made
                                                                        [  ] changes to your name or address details above.

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

A  ELECTION OF DIRECTORS
1. The Board of Directors recommends a vote FOR the listed
nominees.
                               For     Withhold
01-Joseph S. DiMartino         [ ]       [ ]

02-Richard C. Rochon           [ ]       [ ]

03-Donald V. Weir              [ ]       [ ]




B  ISSUES
The Board of Directors recommends a vote FOR the following proposals.
                                                           For      Against     Abstain
2. To change the corporate name from Century               [ ]        [ ]         [ ]
Business Services, Inc. to CBIZ, Inc. and to
further amend the Amended and Restated Certificate of
Incorporation to record the name change.

3. Upon such other business as may properly come           [ ]        [ ]         [ ]
before said meeting, or any adjournment thereof.




C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE: Please sign EXACTLY as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.

Signature 1 - Please keep signature within the box       Signature 2 - Please keep signature within the box      Date (mm/dd/yyyy)
--------------------------------------------------       --------------------------------------------------      -------------------
                                                                                                                      /     /
--------------------------------------------------       --------------------------------------------------      -------------------


                                                  1 U P X         H H H          P P P P        005245                            +
001CD40001 00EXNA



------------------------------------------------------------------------------------------------------------------------------------
PROXY - CENTURY BUSINESS SERVICES, INC.
------------------------------------------------------------------------------------------------------------------------------------
2005 ANNUAL MEETING

PARK CENTER PLAZA II
6150 OAK TREE BOULEVARD SOUTH, LOWER LEVEL
CLEVELAND, OHIO 44131

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING - MAY 12, 2005

Rick L Burdick and Harve A. Ferrill or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Century Business Services, Inc. to be held on May 12, 2005, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Mr. Joseph S. DiMartino, Mr. Richard C. Rochon and Mr. Donald V. Weir; FOR the
ratification of the name change from Century Business Services, Inc. to CBIZ, Inc.; and FOR Item 3, such other business as may properly come before the Annual Meeting.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)
